UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2015
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA    93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Definitive Material Agreement

On August 13, 2015, S&W Seed Company, a Nevada corporation (the "Registrant") executed and entered into a Second Amendment to the Alfalfa Distribution Agreement and a Second Amendment to the Contract Alfalfa Production Services Agreement, both dated as of August 7, 2015 (collectively, the "Second Amendments"), which agreements were originally entered into on December 31, 2014 between the Registrant and Pioneer Hi-Bred International, Inc., an Iowa corporation ("Pioneer") and first amended on July 23, 2015. Under the terms of the Second Amendments, Pioneer agreed to accelerate the date on which Pioneer must make certain payments to the Registrant under both agreements from November 15 to September 15 in each year of the term of each agreement In all other material respects, the provisions of agreements as entered into on December 31, 2014 and as amended on July 23, 2015 remain unchanged and in full force and effect.

The foregoing descriptions of the Second Amendments do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the Second Amendment to the Alfalfa Distribution Agreement and Second Amendment to the Contract Alfalfa Production Services Agreement,, which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits
Exhibit	Description
10.1	Second Amendment to the Alfalfa Distribution Agreement, dated as of August 7, 2015, between S&W Seed Company and Pioneer Hi-Bred International, Inc.
10.2	Second Amendment to the Contract Alfalfa Production Services Agreement, dated as of August 7, 2015, between S&W Seed Company and Pioneer Hi-Bred International, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: August 17, 2015

3

EXHIBITS FILED WITH THIS REPORT

Exhibit	Description
10.1	Second Amendment to the Alfalfa Distribution Agreement, dated as of August 7, 2015, between S&W Seed Company and Pioneer Hi-Bred International, Inc.
10.2	Second Amendment to the Contract Alfalfa Production Services Agreement, dated as of August 7, 2015, between S&W Seed Company and Pioneer Hi-Bred International, Inc.

4